Exhibit 99.1

AMNEAL REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS
‒ Q3 2024 Net Revenue of $702 million; GAAP Net Loss of $0.2 million; Diluted Loss per Share of $0.00 ‒
‒ Adjusted EBITDA of $158 million; Adjusted Diluted EPS of $0.16 ‒
‒ Affirms 2024 Full Year Guidance ‒

BRIDGEWATER, NJ, November 8, 2024 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the third quarter ended September 30, 2024.

“Q3 was an excellent quarter where we continued to drive strong financial results across our diversified business and we announced three strategic actions to solidify our long-term growth. First, we launched CREXONT® for the treatment of Parkinson’s disease. Second, we announced our collaboration with Metsera, Inc. to leverage Amneal’s expertise and supply next-generation medicines for obesity and metabolic diseases. Third, we expanded our deep pipeline by in-licensing a new high-value biosimilar. We look forward to building on our momentum and continuing to create value for all our key stakeholders,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Third Quarter 2024 Results

Net revenue in the third quarter of 2024 was $702 million, an increase of 13% compared to $620 million in the third quarter of 2023. Generics net revenue increased 9% driven by strong performance of new product launches and biosimilars. Specialty net revenue increased 19% driven by promoted products in neurology and endocrinology, including the recent launches of CREXONT® and ONGENTYS® for Parkinson’s disease. AvKARE net revenue increased 21% driven by growth across its distribution and government label sales channels.

Net loss attributable to Amneal Pharmaceuticals, Inc. was $0.2 million in the third quarter of 2024 compared to net income of $10 million in the third quarter of 2023, primarily due to higher interest expense.

Adjusted EBITDA in the third quarter of 2024 was $158 million, an increase of 2% compared to the third quarter of 2023, reflective of strong revenue performance and higher gross margins, partially offset by a $20 million research and development milestone payment associated with the Company’s exclusive license of Omalizumab during the third quarter of 2024.

Diluted loss per share in the third quarter of 2024 was $0.00 compared to diluted income per share of $0.06 for the third quarter of 2023, as higher interest expense reduced net income. Adjusted diluted earnings per share in the third quarter of 2024 was $0.16 compared to $0.19 for the third quarter of 2023 due to the aforementioned factor.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section for more information. In the tables provided below, GAAP to non-GAAP reconciliations are presented.

Affirming Previously Announced Increased 2024 Full Year Guidance

Net revenue	$2.70 billion - $2.80 billion
Adjusted EBITDA (1)	$610 million - $630 million
Adjusted diluted EPS (2)	$0.57 - $0.63
Operating cash flow (3)	$280 million - $320 million
Capital expenditures	$60 million - $70 million
(1)Includes 100% of Adjusted EBITDA from the AvKARE acquisition.
(2)Accounts for 35% non-controlling interest in AvKARE. Guidance assumes approximately 320 million weighted-average diluted shares outstanding for the year ending December 31, 2024.
(3) Does not contemplate one-time and non-recurring items such as legal settlements and other discrete items.

Amneal’s 2024 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, November 8, 2024, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 088741. A replay of the conference call will be posted shortly after the call and will be available for seven days. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=68226.

About Amneal

Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global pharmaceuticals company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 280 generic and specialty pharmaceuticals, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; and statements regarding our positioning, including our ability to drive sustainable long-term growth, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the impact of a prolonged business interruption within our supply chain; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income (loss), which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for (benefit from) income taxes, (iii) amortization, (iv) stock-based compensation expense, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) (credit) charges related to certain legal matters, including interest, net, (viii) asset impairment charges, (ix) change in fair value of contingent consideration, (x) increase in tax receivable agreement liability, (xi) system implementation expense, (xii) other and (xiii) net income attributable to non-controlling interests not associated with our Class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS for the three and nine months ended September 30, 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock. Non-GAAP adjusted diluted EPS for the three and nine months ended September 30, 2023 was calculated using the weighted average diluted shares outstanding of Class A common stock and assuming all shares of Class B common stock were converted to shares of Class A common stock as of January 1, 2023.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$702,468	$620,040	$2,063,439	$1,776,626
Cost of goods sold	432,910	387,509	1,305,874	1,145,888
Gross profit	269,558	232,531	757,565	630,738
Selling, general and administrative	118,692	113,006	347,749	320,672
Research and development	61,097	41,375	136,449	117,864
Intellectual property legal development expenses	1,967	886	3,993	3,350
Restructuring and other charges	172	1,043	1,862	1,635
Change in fair value of contingent consideration	(1,030)	3,120	(930)	(787)
(Credit) charges related to legal matters, net	(149)	(2,620)	94,909	(1,039)
Other operating expense (income)	—	73	—	(1,138)
Operating income	88,809	75,648	173,533	190,181
Other (expense) income:
Interest expense, net	(65,511)	(50,909)	(196,933)	(151,081)
Foreign exchange gain (loss), net	2,274	(2,939)	815	(617)
Increase in tax receivable agreement liability	(11,327)	(677)	(26,719)	(1,908)
Other income, net	1,178	1,834	9,610	6,616
Total other expense, net	(73,386)	(52,691)	(213,227)	(146,990)
Income (loss) before income taxes	15,423	22,957	(39,694)	43,191
Provision for (benefit from) income taxes	3,666	(2,076)	13,440	(1,431)
Net income (loss)	11,757	25,033	(53,134)	44,622
Less: Net income attributable to non-controlling interests	(11,913)	(15,351)	(32,671)	(29,966)
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(156)	$9,682	$(85,805)	$14,656

Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s Class A common stockholders:
Basic	$ (—)	$0.06	$(0.28)	$0.10
Diluted	$ (—)	$0.06	$(0.28)	$0.09
Weighted-average common shares outstanding(1):
Basic	309,647	154,219	308,685	153,363
Diluted	309,647	159,691	308,685	156,284
(1)Following the implementation of the previously disclosed reorganization on November 7, 2023, all outstanding shares of Old PubCo Class A Common Stock and Old PubCo Class B Common Stock were exchanged for an equivalent number of shares of Class A common stock of the Company. Refer to Note 1. Nature of Operations and Note 8. (Loss) Earnings per Share to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K for additional information.

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$74,006	$91,542
Restricted cash	4,339	7,565
Trade accounts receivable, net	748,055	613,732
Inventories	596,359	581,384
Prepaid expenses and other current assets	81,956	82,685
Related party receivables	8,579	955
Total current assets	1,513,294	1,377,863
Property, plant and equipment, net	431,020	447,574
Goodwill	598,324	598,629
Intangible assets, net	780,189	890,423
Operating lease right-of-use assets	32,872	30,329
Operating lease right-of-use assets - related party	11,473	12,954
Financing lease right-of-use assets	57,532	59,280
Other assets	36,274	55,517
Total assets	$3,460,978	$3,472,569
Liabilities and Stockholders' (Deficiency) Equity
Current liabilities:
Accounts payable and accrued expenses	$671,085	$534,662
Current portion of liabilities for legal matters	30,181	76,988
Revolving credit facility	140,000	179,000
Current portion of long-term debt, net	224,692	34,125
Current portion of operating lease liabilities	9,702	9,207
Current portion of operating lease liabilities - related party	3,327	2,825
Current portion of financing lease liabilities	3,300	2,467
Related party payables - short term	12,922	7,321
Total current liabilities	1,095,209	846,595
Long-term debt, net	2,169,607	2,386,004
Note payable - related party	—	41,447
Operating lease liabilities	26,210	24,095
Operating lease liabilities - related party	10,265	12,787
Financing lease liabilities	57,558	58,566
Related party payables - long term	26,186	11,776
Liabilities for legal matters - long term	85,479	316
Other long-term liabilities	24,144	29,679
Total long-term liabilities	2,399,449	2,564,670
Redeemable non-controlling interests	59,887	41,293
Total stockholders' (deficiency) equity	(93,567)	20,011
Total liabilities and stockholders' (deficiency) equity	$3,460,978	$3,472,569

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(53,134)	$44,622
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	170,061	172,467
Unrealized foreign currency (gain) loss	(754)	1,563
Amortization of debt issuance costs and discount	2,662	6,884
Intangible asset impairment charges	920	2,036
Change in fair value of contingent consideration	(930)	(787)
Stock-based compensation	20,558	20,848
Inventory provision	63,611	56,637
Other operating charges and credits, net	(50)	6,370
Changes in assets and liabilities:
Trade accounts receivable, net	(134,031)	49,055
Inventories	(78,545)	(103,092)
Prepaid expenses, other current assets and other assets	(2,082)	24,810
Related party receivables	(483)	(1,131)
Accounts payable, accrued expenses and other liabilities	168,879	(74,685)
Related party payables	20,339	4,157
Net cash provided by operating activities	177,021	209,754
Cash flows from investing activities:
Purchases of property, plant and equipment	(36,769)	(33,351)
Acquisition of intangible assets	(14,050)	(2,488)
Deposits for future acquisition of property, plant and equipment	(1,107)	(1,658)
Proceeds from sale of subsidiary	4,989	—
Net cash used in investing activities	(46,937)	(37,497)
Cash flows from financing activities:
Payments of deferred financing and refinancing costs	—	(542)
Payments of principal on debt, revolving credit facilities, financing leases and other	(133,383)	(151,510)
Borrowings on revolving credit facilities	48,000	110,000
Proceeds from exercise of stock options	1,003	408
Employee payroll tax withholding on restricted stock unit vesting	(7,565)	(2,222)
Tax distributions to non-controlling interests	(14,442)	(67,875)
Payment of principal on notes payable - related party	(44,200)	—
Net cash used in financing activities	(150,587)	(111,741)
Effect of foreign exchange rate on cash	(259)	(136)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(20,762)	60,380
Cash, cash equivalents, and restricted cash - beginning of period	99,107	35,227
Cash, cash equivalents, and restricted cash - end of period	$78,345	$95,607
Cash and cash equivalents - end of period	$74,006	$86,929
Restricted cash - end of period	4,339	8,678
Cash, cash equivalents, and restricted cash - end of period	$78,345	$95,607

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$11,757	$25,033	$(53,134)	$44,622
Adjusted to add:
Interest expense, net	65,511	50,909	196,933	151,081
Provision for (benefit from) income taxes	3,666	(2,076)	13,440	(1,431)
Depreciation and amortization	58,961	57,206	170,061	172,467
EBITDA (Non-GAAP)	$139,895	$131,072	$327,300	$366,739
Adjusted to add (deduct):
Stock-based compensation expense	7,112	6,691	20,343	20,848
Acquisition, site closure, and idle facility expenses (1)	551	1,551	1,574	5,831
Restructuring and other charges	172	1,043	1,773	1,536
(Credit) charges related to legal matters, net (2)	(149)	2,880	94,909	8,961
Asset impairment charges	181	808	1,196	2,879
Foreign exchange (gain) loss	(2,274)	2,939	(815)	617
Change in fair value of contingent consideration	(1,030)	3,120	(930)	(787)
Increase in tax receivable agreement liability	11,327	677	26,719	1,908
System implementation expense (3)	257	2,016	2,029	4,429
Other	1,581	1,001	(1,913)	3,105
Adjusted EBITDA (Non-GAAP)	$157,623	$153,798	$472,185	$416,066

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$11,757	$25,033	$(53,134)	$44,622
Adjusted to add (deduct):
Non-cash interest	923	2,048	1,552	6,001
GAAP provision for (benefit from) income taxes	3,666	(2,076)	13,440	(1,431)
Amortization	41,992	39,091	119,481	118,011
Stock-based compensation expense	7,112	6,691	20,343	20,848
Acquisition, site closure expenses, and idle facility expenses (1)	551	1,551	1,574	5,831
Restructuring and other charges	172	1,043	1,756	1,536
(Credit) charges related to legal matters, including interest, net (2)	(149)	3,597	95,036	11,204
Asset impairment charges	181	808	1,196	2,872
Change in fair value of contingent consideration	(1,030)	3,120	(930)	(787)
Increase in tax receivable agreement liability	11,327	676	26,719	1,907
System implementation expense (3)	257	2,016	2,029	4,429
Other	1,581	1,189	(1,913)	3,440
Provision for income taxes (4)	(15,875)	(15,127)	(48,016)	(42,451)
Net income attributable to non-controlling interests not associated with our Class B common stock	(11,913)	(9,355)	(32,671)	(22,042)
Adjusted net income (Non-GAAP)	$50,552	$60,305	$146,462	$153,990
Weighted average diluted shares outstanding (Non-GAAP) (5)	322,946	311,808	319,491	308,402
Adjusted diluted earnings per share (Non-GAAP)	$0.16	$0.19	$0.46	$0.50

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliations of Net Income (Loss) to EBITDA and Adjusted EBITDA and Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share
(1)Acquisition, site closure, and idle facility expenses for the three and nine months ended September 30, 2024 primarily included rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three and nine months ended September 30, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)For the nine months ended September 30, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States. For the three months ended September 30, 2023, charges related to legal matters, net were primarily comprised of a charge for the settlement of a customer claim. For the nine months ended September 30, 2023, charges related to legal matters, net were primarily comprised of (i) charges for civil prescription opioid litigation; (ii) settlement of a customer claim; and (iii) settlement of a stockholder derivative lawsuit.
(3)System implementation expense for the three and nine months ended September 30, 2024 and 2023 was primarily for the implementation of software to further integrate our acquired businesses.
(4)The non-GAAP effective tax rates for the three and nine months ended September 30, 2024 were 23.9% and 24.7%, respectively. The non-GAAP effective tax rates for the three and nine months ended September 30, 2023 were 20.1% and 21.6%, respectively.
(5)Weighted average diluted shares outstanding for the three and nine months ended September 30, 2024 consisted of fully diluted Class A common stock. Weighted average diluted shares outstanding for the three and nine months ended September 30, 2023 consisted of diluted Class A common stock and Class B common stock, as if all shares of Class B common stock were converted to Class A common stock as of January 1, 2023.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$427,345	$—	$427,345	$390,857	$—	$390,857
Cost of goods sold (2)	249,342	(11,411)	237,931	236,268	(13,437)	222,831
Gross profit	178,003	11,411	189,414	154,589	13,437	168,026
Gross margin %	41.7%		44.3%	39.6%		43.0%

Selling, general and administrative (3)	30,951	(1,931)	29,020	33,538	(1,686)	31,852
Research and development (4)	57,099	(674)	56,425	35,103	(633)	34,470
Intellectual property legal development expenses	1,786	—	1,786	815	—	815
Restructuring and other charges	17	(17)	—	112	(112)	—
(Credit) charges related to legal matters, net	(149)	149	—	(2,500)	(3,000)	(5,500)
Other operating loss	—	—	—	73	—	73
Operating income	$88,299	$13,884	$102,183	$87,448	$18,868	$106,316

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended September 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($0.9 million in each period), amortization expense ($10.3 million and $10.5 million), site closure and idle facility expenses (none and $1.1 million), and asset impairment charges ($0.2 million and $0.9 million).
(3)Adjustments for the three months ended September 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($1.4 million and $1.3 million) and site closure costs ($0.5 million and $0.4 million).
(4)Adjustments for the three months ended September 30, 2024 and 2023 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,245,967	$—	$1,245,967	$1,108,364	$—	$1,108,364
Cost of goods sold (2)	750,167	(35,123)	715,044	692,008	(42,283)	649,725
Gross profit	495,800	35,123	530,923	416,356	42,283	458,639
Gross margin %	39.8%		42.6%	37.6%		41.4%

Selling, general and administrative (3)	95,663	(5,251)	90,412	89,178	(5,562)	83,616
Research and development (4)	123,173	(1,913)	121,260	98,570	(1,901)	96,669
Intellectual property legal development expenses	3,778	—	3,778	3,240	—	3,240
Restructuring and other charges	70	(70)	—	211	(112)	99
Charges (credit) related to legal matters, net (5)	94,909	(94,909)	—	(2,927)	(7,073)	(10,000)
Other operating income	—	—	—	(1,138)	—	(1,138)
Operating income	$178,207	$137,266	$315,473	$229,222	$56,931	$286,153

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the nine months ended September 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($2.7 million and $2.9 million), amortization expense ($31.2 million and $32.1 million), site closure and idle facility expenses (none and $4.2 million), asset impairment charges ($1.2 million and $2.9 million), and other (none and $0.2 million).
(3)Adjustments for the nine months ended September 30, 2024 and 2023, respectively, were comprised of stock-based compensation expense ($3.7 million and $4.0 million) and site closure costs ($1.6 million in each period).
(4)Adjustments for the nine months ended September 30, 2024 and 2023 were comprised of stock-based compensation expense.
(5)Adjustment for the nine months ended September 30, 2024 was primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$115,638	$—	$115,638	$97,304	$—	$97,304
Cost of goods sold (1)	52,342	(29,394)	22,948	45,551	(25,844)	19,707
Gross profit	63,296	29,394	92,690	51,753	25,844	77,597
Gross margin %	54.7%		80.2%	53.2%		79.7%

Selling, general and administrative (2)	27,723	(167)	27,556	22,756	(235)	22,521
Research and development (2)	3,998	(258)	3,740	6,272	(458)	5,814
Intellectual property legal development expenses	181	—	181	71	—	71
Restructuring and other charges	—	—	—	931	(931)	—
Change in fair value of contingent consideration (3)	(1,030)	1,030	—	3,120	(3,120)	—
Operating income	$32,424	$28,789	$61,213	$18,603	$30,588	$49,191

(1)Adjustments for the three months ended September 30, 2024 and 2023 were comprised of amortization expense.
(2)Adjustments for the three months ended September 30, 2024 and 2023 were comprised of stock-based compensation expense.
(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$324,913	$—	$324,913	$285,976	$—	$285,976
Cost of goods sold (1)	143,284	(81,349)	61,935	135,254	(77,871)	57,383
Gross profit	181,629	81,349	262,978	150,722	77,871	228,593
Gross margin %	55.9%		80.9%	52.7%		79.9%

Selling, general and administrative (2)	79,529	(755)	78,774	67,894	(649)	67,245
Research and development (2)	13,276	(801)	12,475	19,294	(1,334)	17,960
Intellectual property legal development expenses	215	—	215	110	—	110
Restructuring and other charges	1,024	(1,024)	—	1,013	(1,013)	—
Change in fair value of contingent consideration (3)	(930)	930	—	(787)	787	—
Operating income	$88,515	$82,999	$171,514	$63,198	$80,080	$143,278

(1)Adjustments for the nine months ended September 30, 2024 and 2023 were comprised of amortization expense.
(2)Adjustments for the nine months ended September 30, 2024 and 2023 were comprised of stock-based compensation expense.
(3)Contingent consideration was recorded in connection with the acquisitions of (i) the baclofen franchise from certain entities affiliated with Saol International Limited and (ii) Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$159,485	$—	$159,485	$131,879	$—	$131,879
Cost of goods sold	131,226	—	131,226	105,690	—	105,690
Gross profit	28,259	—	28,259	26,189	—	26,189
Gross margin %	17.7%		17.7%	19.9%		19.9%

Selling, general and administrative (2)	15,145	(3,545)	11,600	14,313	(3,657)	10,656
Operating income	$13,114	$3,545	$16,659	$11,876	$3,657	$15,533

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended September 30, 2024 and 2023 were comprised of amortization expense ($3.5 million and $4.2 million) and other (none and ($0.5) million).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$492,559	$—	$492,559	$382,286	$—	$382,286
Cost of goods sold	412,423	—	412,423	318,626	—	318,626
Gross profit	80,136	—	80,136	63,660	—	63,660
Gross margin %	16.3%		16.3%	16.7%		16.7%

Selling, general and administrative (2)	44,694	(10,636)	34,058	41,268	(11,609)	29,659
Operating income	$35,442	$10,636	$46,078	$22,392	$11,609	$34,001

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the nine months ended September 30, 2024 and 2023, respectively, were comprised of amortization expense ($10.6 million and $12.6 million) and other (none and ($1.0) million).